EXHIBIT 99.1

Onto Innovation Reports

2021 Second Quarter Results

Record quarterly revenue exceeds guidance resulting in 43% year over year growth

Continued revenue growth expected for the second half of 2021

Wilmington, Mass., August 5, 2021 – Onto Innovation Inc. (NYSE: ONTO) today announced financial results for the second quarter of 2021.

2021 Second Quarter Highlights

•	Quarterly revenue of $193 million represents 43% year over year growth compared to the second quarter of 2020 and 14% sequential quarterly growth.
•	Gross margin improved both year over year and over the first quarter of 2021 to 55%.
•	Specialty device and advanced packaging revenue grew by 45% over the first quarter driven by:
•	Strong demand for inspection systems which grew 24% over the first quarter, and
•	U.S. government approval of licenses for shipment of metrology tools to specialty device customers in China resulted in $13 million of revenue in the second quarter.
•	Revenue from RF communications and power customers increased to over $24 million in the quarter, including the addition of four new customers.
•	Received orders from a new CMOS image sensor (CIS) customer in China, while a top-3 CIS customer doubled their existing installed base.
•	Year to date cash flow from operations totaled $76 million or 21% of revenue; cash and marketable securities increased to $410.8 million.

Onto Innovation Inc.
Key Financial Data for the Quarters Ended June 26, 2021,
March 27, 2021, and June 27, 2020

(in thousands, except per share amounts)

U.S. GAAP
	June 2021	March 2021	June 2020
Revenue	$193,387	$169,279	$134,948
Gross profit margin	55%	53%	53%
Operating income	$35,941	$27,485	$7,930
Net income	$35,051	$24,113	$7,424
Net income per diluted share	$0.71	$0.49	$0.15

U.S. NON-GAAP
	June 2021	March 2021	June 2020
Revenue	$193,387	$169,279	$134,948
Gross profit margin	55%	54%	53%
Operating income	$49,652	$41,874	$24,205
Net income	$45,879	$36,339	$20,813
Net income per diluted share	$0.92	$0.73	$0.42

Michael Plisinski, chief executive officer for Onto Innovation commented, “The Onto Innovation team continues to perform very well, simultaneously improving our operational efficiencies while managing strong customer demand for our solutions across the semiconductor value chain. Underscoring that point, the midpoint of third quarter guidance reflects our strengthened outlook for growth of 54% over the same period in 2020. We see revenue growth continuing into the fourth quarter and extending into the first quarter of 2022, driven by expansions and node transitions in logic and memory as well as the rapidly growing investments in packaging and RF process technology.”

“We are also pleased with the progress made to bring our new solutions into new markets further expanding our growth opportunities,” Plisinski continued. “We estimate the new customers being added for planar films, inspection of image sensors, and the increasingly critical ramp of panel level packaging adds over $350 million to our served markets as we look ahead to 2022. These market expansions are the result of our technical strength and close collaboration with our customers that ensure we deliver the solutions critical to their roadmaps.”

Second Quarter 2021 GAAP Financial Results

•	Second quarter revenue totaled $193.4 million, an increase of 14% compared with $169.3 million for the first quarter of 2021.
•

Gross profit margin was 55% of revenue in the second quarter, compared to 53% in the first quarter of 2021. Second quarter gross margin was positively impacted by the increase in revenue as well as product mix.

•

Operating expenses totaled $69.5 million, an increase of $6.5 million compared to $63.0 million in the first quarter of 2021.  The increase was primarily the result of increases in variable compensation plan costs due to the Company’s forecast to exceed plan targets.

•	Operating income was $35.9 million, an increase of $8.4 million compared to $27.5 million in the first quarter of 2021.
•	GAAP net income was $35.1 million, or $0.71 per diluted share and above the high end of guidance, compared with $24.1 million, or $0.49 per diluted share, for the 2021 first quarter.

Second Quarter 2021 Non-GAAP Financial Results

•	Gross profit margin was 55% of revenue for the second quarter of 2021 compared to 54% for the first quarter of 2021 and 53% for the second quarter of 2020.
•

Operating income was $49.7 million, an increase of $7.8 million and represented 26% of revenue in the second quarter of 2021. This compares to operating income of $41.9 million in the first quarter of 2021.

•	Non-GAAP net income was $45.9 million, or $0.92 per diluted share compared to non-GAAP net income of $36.3 million, or $0.73 per diluted share in the first quarter of 2021.
•	Non-GAAP results exclude merger-related expenses, restructuring costs, litigation expenses and the amortization of intangible assets as detailed in the accompanying tables.

Balance Sheet

•	As of June 26, 2021, cash and marketable securities increased to $410.8 million, an increase of $17.9 million over the prior quarter.
•	Working capital increased $50.0 million from the 2021 first quarter and ended the quarter at $678.5 million.
•

Accounts receivable increased to $174.7 million in the quarter mainly due to the increase in revenue and timing of shipments in the quarter. In addition, inventory increased to $207.0 million by quarter end.

Outlook

The Company is currently anticipating revenue for the third quarter of 2021 to be in the range of $190 million to $200 million. This guidance assumes that the safety protocols in place continue to limit the impact of COVID-19 on our factories and our suppliers. Within this revenue range the Company is expecting GAAP net income per diluted share to be in the range of $0.62 to $0.76 and non-GAAP net income per diluted share to be in the range of $0.85 to $0.99.

Webcast and Conference Call Details

Onto Innovation will host a conference call at 4:30 p.m. Eastern Time today, August 5, 2021, to discuss its second quarter 2021 financial results in greater detail. To participate in the call, please dial (800) 496-4125 or International: +1 (929) 477-0591 and reference conference ID 2955228 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available at www.ontoinnovation.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software. There will be a replay of the conference call available from 7:30 p.m. ET on August 5, 2021 until 7:30 p.m. ET on August 19, 2021. To access the replay, please dial (888) 203-1112 and reference conference ID 2955228 at any time during that period. A replay will also be available at www.ontoinnovation.com.

Discussion of Non-GAAP Financial Measures

The Company has provided in this release non-GAAP financial measures, including non-GAAP net income and non-GAAP EPS, which exclude amortization of acquisition-related intangible assets, certain acquisition-related expenses and benefits, litigation expenses and restructuring costs. Non-GAAP net income and non-GAAP EPS can also exclude certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, tax provisions/benefits related to the previous items, and significant discrete tax events. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

We utilize several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. More specifically, management adjusts for the excluded items for the following reasons:

Amortization of purchased intangible assets: we do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to the purchased intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of purchased intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Merger or acquisition related expenses and benefits: we incur expenses or benefits with respect to certain items associated with our mergers and acquisitions, such as transaction and integration costs, change in control payments, adjustments to the fair value of assets, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business.

Restructuring charges: we incur restructuring and impairment charges on individual or groups of employed assets, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-

going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Significant litigation charges or benefits and legal costs: we may incur charges or benefits as well as legal costs in connection with litigation and other contingencies unrelated to our core operations. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.

Income tax expense: we estimate the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pretax amount in order to calculate the non-GAAP provision for income taxes. We also adjust for items for which the nature and/or tax jurisdiction requires the application of a specific tax rate or treatment.

From time to time in the future, there may be other items excluded if we believe that doing so is consistent with the goal of providing useful information to investors and management.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Onto Innovation’s business momentum and future growth; the benefit to customers of Onto Innovation’s products and customer service; Onto Innovation’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Onto Innovation’s expectations regarding the semiconductor market outlook; Onto Innovation’s 2021 and 2022 financial outlook; as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, the length, severity and potential business impact of the COVID-19 pandemic, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; and fluctuations in customer capital spending. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto Innovation’s Form 10-K report for the year ended December 26, 2020 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release.

About Onto Innovation

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that include: Un-patterned wafer quality; 3D metrology spanning chip features from nanometer scale transistors to large die interconnects; macro defect inspection of wafers and packages; elemental layer composition; overlay metrology; factory analytics; and lithography for advanced semiconductor packaging. Our breadth of offerings across the entire semiconductor value chain helps our customers solve their most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize customers’ critical path of progress by making them smarter, faster and more efficient. Headquartered in Wilmington, Massachusetts, Onto Innovation supports customers with a worldwide sales and service organization. Additional information can be found at www.ontoinnovation.com.

Source: Onto Innovation Inc.

For more information, please contact:

Michael Sheaffer

+1.978.253.6273

Mike.Sheaffer@OntoInnovation.com

(Financial tables follow)

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) - (Unaudited)

	June 26, 2021	December 26, 2020

ASSETS
Current assets
Cash, cash equivalents and marketable securities	$410,839	$373,722
Accounts receivable, net	174,662	149,251
Inventories	206,981	191,217
Prepaid and other assets	19,147	17,471
Total current assets	811,629	731,661
Net property, plant and equipment	88,015	87,950
Intangibles, net	619,777	624,989
Other assets	27,072	23,572
Total assets	$1,546,493	$1,468,172

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$87,642	$77,258
Other current liabilities	45,526	42,833
Total current liabilities	133,168	120,091
Other non-current liabilities	83,762	83,335
Total liabilities	216,930	203,426
Stockholders’ equity	1,329,563	1,264,746
Total liabilities and stockholders’ equity	$1,546,493	$1,468,172

(Financial tables to follow)

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) - (Unaudited)

	Three Months Ended			Six Months Ended
	June 26,	March 27,	June 27,	June 26,	June 27,
	2021	2021	2020	2021	2020
Revenue	$193,387	$169,279	$134,948	$362,666	$274,876
Cost of revenue	87,931	78,810	63,363	166,741	140,660
Gross profit	105,456	90,469	71,585	195,925	134,216
Operating expenses:
Research and development	25,507	21,964	22,167	47,471	43,094
Sales and marketing	15,429	13,104	11,869	28,533	24,940
General and administrative	16,255	15,559	15,916	31,814	36,063
Amortization	12,324	12,357	13,703	24,681	27,435
Total operating expenses	69,515	62,984	63,655	132,499	131,532
Operating income	35,941	27,485	7,930	63,426	2,684
Interest income, net	304	361	686	665	1,896
Other expense, net	(289)	(1,244)	(1,198)	(1,533)	(1,166)
Income before income taxes	35,956	26,602	7,418	62,558	3,414
Provision (benefit) for income taxes	905	2,489	(6)	3,394	394
Net income	$35,051	$24,113	$7,424	$59,164	$3,020
Earnings per share:
Basic	$0.71	$0.49	$0.15	$1.20	$0.06
Diluted	$0.71	$0.49	$0.15	$1.19	$0.06
Weighted average shares outstanding:
Basic	49,193	49,000	48,736	49,105	49,417
Diluted	49,701	49,572	49,014	49,645	49,782

(Financial tables to follow)

ONTO INNOVATION INC.

NON-GAAP FINANCIAL SUMMARY

(In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended			Six Months Ended
	June 26, 2021	March 27, 2021	June 27, 2020	June 26, 2021	June 27, 2020
Revenue	$193,387	$169,279	$134,948	$362,666	$274,877
Gross profit	$105,457	$91,029	$71,917	$196,486	$144,450
Gross margin as percentage of revenue	55%	54%	53%	54%	53%
Operating expenses	$55,805	$49,155	$47,712	$104,960	$97,313
Operating income	$49,652	$41,874	$24,205	$91,526	$47,137
Operating margin as a percentage of revenue	26%	25%	18%	25%	17%
Net income	$45,879	$36,339	$20,813	$82,218	$40,553
Net income per diluted share	$0.92	$0.73	$0.42	$1.66	$0.81

RECONCILIATION OF U.S. GAAP GROSS PROFIT,

OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP

GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME

(In thousands, except percentages) - (Unaudited)

	Three Months Ended			Six Months Ended
	June 26, 2021	March 27, 2021	June 27, 2020	June 26, 2021	June 27, 2020
U.S. GAAP gross profit	$105,456	$90,469	$71,585	$195,925	$134,216
Pre-tax non-GAAP items:
Merger and acquisition related expenses	1	254	332	255	10,234
Restructuring expenses	—	306	—	306	—
Non-GAAP gross profit	$105,457	$91,029	$71,917	$196,486	$144,450
U.S. GAAP gross margin as a percentage of revenue	55%	53%	53%	54%	49%
Non-GAAP gross margin as a percentage of revenue	55%	54%	53%	54%	53%
U.S. GAAP operating expenses	$69,515	$62,984	$63,656	$132,499	$131,533
Pre-tax non-GAAP items:
Merger and acquisition related expenses	1,386	969	1,678	2,355	3,614
Restructuring expenses	—	—	563	—	3,171
Litigation expenses	—	503	—	503	—
Amortization of intangibles	12,324	12,357	13,703	24,681	27,435
Non-GAAP operating expenses	55,805	49,155	47,712	104,960	97,313
Non-GAAP operating income	$49,652	$41,874	$24,205	$91,526	$47,137
GAAP operating margin as a percentage of revenue	19%	16%	6%	17%	1%
Non-GAAP operating margin as a percentage of revenue	26%	25%	18%	25%	17%

(Financial tables to follow)

ONTO INNOVATION INC.

RECONCILIATION OF U.S. GAAP NET INCOME TO

NON-GAAP NET INCOME

(In thousands, except share and per share data) - (Unaudited)

	Three Months Ended			Six Months Ended
	June 26, 2021	March 27, 2021	June 27, 2020	June 26, 2021	June 27, 2020
U.S. GAAP net income	$35,051	$24,113	$7,424	$59,164	$3,020
Pre-tax non-GAAP items:
Merger and acquisition related expenses	1,387	1,223	2,010	2,610	13,848
Restructuring expenses	—	306	563	306	3,171
Litigation expenses	—	503	—	503	—
Amortization of intangibles	12,324	12,357	13,703	24,681	27,435
Net tax provision adjustments	(2,883)	(2,163)	(2,887)	(5,046)	(6,921)
Non-GAAP net income	$45,879	$36,339	$20,813	$82,218	$40,553
Non-GAAP net income per diluted share	$0.92	$0.73	$0.42	$1.66	$0.81

ONTO INNOVATION INC

SUPPLEMENTAL INFORMATION - RECONCILIATION OF THIRD QUARTER 2021

GAAP TO NON-GAAP GUIDANCE

	Low	High
Estimated GAAP net income per diluted share	$0.62	$0.76
Estimated non-GAAP items:
Merger and acquisition related expenses	0.03	0.03
Amortization of intangibles	0.26	0.26
Net tax provision adjustments	(0.06)	(0.06)
Estimated non-GAAP net income per diluted share	$0.85	$0.99

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